                                                                    Exhibit 23.2


     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-35561 of Mail-Well, Inc. on Form S-3 of our reports dated February 10, 1997, appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


     /s/ Deloitte & Touche, LLP

     DELOITTE & TOUCHE LLP



     Denver, Colorado
     December 9, 1997